Exhibit 10.7.9

Quaker City Bank Change in Control Agreement Renewal and Extension Acknowledgment between Quaker City Bank and Dwight L. Wilson dated July 1, 2003.

QUAKER CITY BANK

CHANGE IN CONTROL AGREEMENT

RENEWAL AND EXTENSION ACKNOWLEDGMENT

Name of Participant:    Dwight L. Wilson

The undersigned participant does hereby acknowledge that, at their regularly scheduled meeting on June 19, 2003, the Board of Directors of Quaker City Bank acted to renew and extend the Quaker City Bank Change in Control Agreement with the undersigned participant to a full twenty-four (24) month term, until June 30, 2005.

Dated this             1st             day of             July            , A.D.,             2003            .

QUAKER CITY BANK

/s/ DWIGHT L. WILSON	By:	/s/ FREDERIC R. MCGILL
Participant		President